UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 9, 2005

NEIGHBORCARE, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-33217	06-1132947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Pratt Street, Third Floor Baltimore, MD		21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 528-7300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Effective December 1, 2003, NeighborCare, Inc. (“NeighborCare”) spun off Genesis HealthCare Corporation (“Genesis”).  In connection with the spin-off, NeighborCare and Genesis entered into various contractual arrangements which are described in greater detail in NeighborCare’s annual report on Form 10-K for the fiscal year ended September 30, 2004.

Effective June 9, 2005, NeighborCare and Genesis amended (i) the Master Agreement for Pharmacy, Pharmacy Consulting and Related Products and Services, dated as of December 1, 2003 and amended on May 7, 2004, by and between NeighborCare Pharmacy Services, Inc., NeighborCare’s subsidiary, and Genesis (“Pharmacy Agreement”); (ii) the Tax Sharing Agreement, dated as of December 1, 2003, by and between NeighborCare and Genesis (“Tax Sharing Agreement”); and (iii) the Transition Services Agreement, dated as of December 1, 2003, by and between NeighborCare and Genesis (“Transition Services Agreement”), each as described below.  The below summary is qualified in its entirety by the full and complete text of the amendments to the Pharmacy Agreement, Tax Sharing Agreement and Transition Services Agreement, which are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference into this Item 1.01.

Amendment No. 2 to Pharmacy Agreement

The Pharmacy Agreement initially provided for a pricing adjustment after five years.  Amendment No. 1 to the Pharmacy Agreement, dated as of May 7, 2004, accelerated by nine months the ability to renegotiate pricing.  Pursuant to this Amendment No. 2, NeighborCare, through its subsidiary NeighborCare Pharmacy Services, Inc., and Genesis agreed to reinstate the provision of the original Pharmacy Agreement pursuant to which NeighborCare and Genesis agreed to negotiate any adjustments in pricing at least 180 days prior to December 1, 2008.

Amendment No. 1 to Tax Sharing Agreement

NeighborCare and Genesis amended the Tax Sharing Agreement pursuant to this Amendment No. 1 in order to (i) change the allocation of tax attributes between the parties, specifically to increase the percentage of net operating loss carryforward (“NOL”) to be allocated to Genesis; (ii) restrict the right of NeighborCare or its successors to amend or change combined tax returns for any period ending on or before September 30, 2001 without Genesis’ consent; and (iii) grant to Genesis the joint right in the event of a Change in Control of NeighborCare (as defined in Amendment No. 1) to represent members of combined Returns with respect to any tax proceeding directly relating to the NOL available to Genesis and pursuant to this joint right, neither party will file any amended tax returns, enter into any settlement agreement with the Internal Revenue Service or take any other action that could be reasonably expected to have an adverse impact on the other party without the other party’s consent, which consent shall not be unreasonably withheld or delayed.

Amendment No. 1 to Transition Services Agreement

NeighborCare and Genesis amended the Transition Services Agreement pursuant to this Amendment No. 1 in order to: (i) provide with specificity the amounts which NeighborCare will be obligated to pay for certain transition services, including the grant by Genesis of a discount to NeighborCare relating to the cost of transition services received during the five month period ending September 1, 2005, subject to NeighborCare’s satisfaction of certain conditions; (ii) provide when NeighborCare will be required to end transition services and set forth the economic consequences to NeighborCare should it fail to do so; and (iii) allocate to Genesis any severance costs associated with the termination of transition services.  Pursuant to this Amendment No. 1, each of NeighborCare and Genesis further agreed to release one another from any claims relating to adjustments for cash amounts due one another as of December 1, 2003.

Item 9.01                                             Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1

Amendment No. 2 to Master Agreement for Pharmacy, Pharmacy Consulting and Related Products and Services between NeighborCare Pharmacy Services, Inc. and Genesis HealthCare Corporation dated June 9, 2005.

99.2	Amendment No. 1 to Tax Sharing Agreement between NeighborCare, Inc. and Genesis HealthCare Corporation dated June 9, 2005.
99.3	Amendment No. 1 to Transition Services Agreement between NeighborCare, Inc. and Genesis HealthCare Corporation dated June 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIGHBORCARE, INC.

Date: June 13, 2005	By:	/s/ John F. Gaither, Jr.

John F. Gaither, Jr.
Senior Vice President, General Counsel, and Secretary